Contact:  Barbara B. Lucas
                                                Senior Vice President
                                                Public Affairs
                                                410-716-2980

                                                Mark M. Rothleitner
                                                Vice President
                                                Investor Relations and Treasurer
                                                410-716-3979


FOR IMMEDIATE RELEASE:  Monday, July 19, 2004

Subject: Black & Decker Reports a Record $1.50 Earnings Per Share From Continuing Operations for Second Quarter 2004; Signs Agreement to Acquire Pentair's Tools Group for $775 million; Declares Regular Quarterly Cash Dividend

Towson, MD - The Black & Decker Corporation (NYSE: BDK) today announced that net earnings from continuing operations for the second quarter of 2004 were a record $121.8 million or $1.50 per diluted share, a 56% increase versus the second quarter of 2003. Sales from continuing operations were a record $1.3 billion, an increase of 19%, or 11% excluding the effects of foreign currency translation and acquisitions. Free cash flow was $198 million, an improvement of $98 million over the second quarter of 2003.

     The Corporation also announced that it has signed an agreement to purchase the Tools Group from Pentair, Inc. (NYSE: PNR) for approximately $775 million in cash. The Tools Group, with 2003 sales of $1.08 billion and operating profit of $82 million, includes the Porter-Cable, Delta, DeVilbiss Air Power, Oldham Saw, and FLEX businesses. The transaction, which is subject to regulatory clearances and customary closing conditions, is expected to close later in 2004.

                                     (more)

Page Two

     Nolan D. Archibald, Chairman and Chief Executive Officer, commented, "We are very pleased to announce both record results and an ideal bolt-on acquisition with excellent strategic and financial benefits. The businesses we will acquire from Pentair focus on the large and profitable professional power tool market in North America and are an excellent fit with our DEWALT division. This acquisition will add well-respected brands to our portfolio and expand our offerings in product lines where we have relatively low market share, including woodworking equipment, compressors, pressure washers, and nailers. In addition, it will give us a stronger presence throughout our distribution network, particularly in the industrial/construction channel.

     "Black & Decker has an outstanding track record of creating value across its business portfolio. We have built leading market positions by applying our core strengths of product innovation, brand management, strong customer relationships, and end-user focus. In addition, by combining businesses, rationalizing manufacturing, and eliminating duplicate costs, we have significantly reduced costs and streamlined our operations. We will leverage these proven strengths to add value to the acquired businesses. By nearly doubling the sales volume of our North American professional business, we will also have better scale to improve the profitability of the combined group. We expect to realize $65 million of annual cost savings by the end of 2007, and anticipate that the acquisition will be highly accretive to earnings per share. We expect accretion of approximately $0.50 per share in 2005, followed by an incremental $0.25 in both 2006 and 2007, for a total of $1.00 per share. This acquisition has a very positive net present value and should be accretive to our return on capital employed by 2007.

     "In addition to announcing this acquisition, our company had a record second quarter. We have now grown earnings per share by more than 19% for nine consecutive quarters. All three of our business segments grew sales at double-digit rates before acquisitions and currency translation. Operating margin increased more than 300 basis points, reflecting the benefit of sales volume leverage and continued restructuring savings.

                                     (more)

Page Three

     "Sales and  operating  profit in the Power  Tools and  Accessories  segment increased 11% and 43%, respectively. In the U.S., sales of DEWALT(R) professional products increased at a double-digit rate for the third consecutive quarter, with gains in all major distribution channels and product categories. Sales of Black & Decker consumer products also increased at a double-digit rate, led by lasers, cordless drills, and lawn and garden products. Sales increased at a double-digit rate in Asia and at a mid-single-digit rate in Europe and Latin America.

     "Sales in the Hardware and Home Improvement segment increased 10% excluding the acquisition of Baldwin Hardware Corporation and Weiser Lock Corporation, with Kwikset sales growing at a mid-single-digit rate and Price Pfister sales growing more than 20%. Productivity, restructuring savings, and higher sales volume resulted in dramatic increases in operating margin and operating profit over the second quarter of 2003.

     "Sales in the Fastening and Assembly Systems segment increased 15%, or 11% excluding the acquisition of MasterFix. Sales increased in all key divisions and product lines and were particularly strong in the North American industrial division and in Asia. Operating profit in this segment increased 13%, as operating margin held nearly flat despite commodity price increases.

     "Looking forward, we remain optimistic about our new products, market positions, and the North American economy. Despite facing much tougher comparisons, we are forecasting a low-to-mid-single-digit rate of sales growth excluding currency translation and acquisitions for the third quarter, and a mid-single-digit rate for the full year. For both the third quarter and the full year, we anticipate a double-digit sales growth rate including currency and acquisitions. Operating margins should continue to improve, but not as dramatically as in the first half of the year. Therefore, we anticipate diluted earnings per share from continuing operations in the ranges of $1.25-to-$1.30 for the third quarter and $5.05-to-$5.15 for the full year. We continue to expect that we will convert at least 90% of full-year net earnings to free cash flow.
                                     (more)

Page Four

     "By combining top market positions with operating excellence, Black & Decker has grown its earnings and cash flow dramatically over the last three years and continued that trend in the second quarter. The acquisition announced today is a unique opportunity to take further advantage of our core strengths, and represents the beginning of a new growth phase for our company. By executing our strategy and wisely investing our cash flow, we intend to continue generating outstanding returns for our shareholders."

     The Corporation also announced that its Board of Directors declared a quarterly cash dividend of $0.21 per share of the Corporation's outstanding common stock payable September 24, 2004, to stockholders of record at the close of business on September 10, 2004.

     The Corporation will now hold the conference call, originally scheduled for Thursday, July 22, 2004, today at 10:30 a.m., E.T., to discuss second-quarter results, the outlook for the remainder of 2004, and the pending acquisition. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled "Live Webcast." Listeners should log-in at least ten minutes prior to the beginning of the event to assure timely access. A replay of the call will be available at http://www.bdk.com.

     This  release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the "Forward-Looking Statements" sections in Black & Decker's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

     Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.
                                      # # #

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (Dollars in Millions Except Per Share Amounts)


                                                       Three Months Ended
                                               ---------------------------------
                                               June 27, 2004      June 29, 2003
                                               --------------     --------------

SALES                                          $     1,297.6      $     1,090.1
     Cost of goods sold                                810.0              699.4
     Selling, general, and
        administrative expenses                        316.0              280.4
     Restructuring and exit costs                          -                 .4
                                                -------------     --------------
OPERATING INCOME                                       171.6              109.9
     Interest expense (net of
        interest income)                                 4.5                7.7
     Other expense                                        .2                 .6
                                               --------------     --------------
EARNINGS FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                               166.9              101.6
     Income taxes                                       45.1               26.9
                                               --------------     --------------
NET EARNINGS FROM CONTINUING OPERATIONS                121.8               74.7
     Earnings (loss) from discontinued
        operations (net of income taxes)                 (.2)               1.0
                                               --------------     --------------
NET EARNINGS                                   $       121.6      $        75.7
                                               ==============     ==============


BASIC EARNINGS PER COMMON SHARE
     Continuing operations                     $        1.53      $         .96
     Discontinued operations                               -                .02
                                               --------------     --------------
NET EARNINGS PER COMMON SHARE
     - BASIC                                   $        1.53      $         .98
                                               ==============     ==============

Shares Used in Computing Basic
     Earnings Per Share (in Millions)                   79.4               77.6
                                               ==============     ==============


DILUTED EARNINGS PER COMMON SHARE
     Continuing operations                     $        1.50      $         .96
     Discontinued operations                               -                .01
                                               --------------     --------------
NET EARNINGS PER COMMON SHARE
     - ASSUMING DILUTION                       $        1.50      $         .97
                                               ==============     ==============

Shares Used in Computing Diluted
     Earnings Per Share (in Millions)                   80.9               77.9
                                               ==============     ==============

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (Dollars in Millions Except Per Share Amounts)


                                                        Six Months Ended
                                               ---------------------------------
                                               June 27, 2004      June 29, 2003
                                               --------------     --------------

SALES                                          $     2,390.5      $     2,029.3
     Cost of goods sold                              1,500.1            1,303.3
     Selling, general, and
        administrative expenses                        611.1              543.4
     Restructuring and exit costs                          -                 .6
                                               --------------     --------------
OPERATING INCOME                                       279.3              182.0
     Interest expense (net of
        interest income)                                 9.7               19.8
     Other expense                                       1.0                2.3
                                               --------------     --------------
EARNINGS FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                               268.6              159.9
     Income taxes                                       72.5               42.1
                                               --------------     --------------
NET EARNINGS FROM CONTINUING OPERATIONS                196.1              117.8
DISCONTINUED OPERATIONS (NET OF
     INCOME TAXES):
     Earnings of discontinued operations                  .4                1.3
     Gain on sale of discontinued
        operations(net of impairment
        charge of $24.4)                                11.7                  -
                                               --------------     --------------
NET EARNINGS FROM DISCONTINUED OPERATIONS               12.1                1.3
                                               --------------     --------------
NET EARNINGS                                   $       208.2      $       119.1
                                               ==============     ==============


BASIC EARNINGS PER COMMON SHARE
     Continuing operations                     $        2.49      $        1.51
     Discontinued operations                             .15                .02
                                               --------------     --------------
NET EARNINGS PER COMMON SHARE
     - BASIC                                   $        2.64      $        1.53
                                               ==============     ==============

Shares Used in Computing Basic
     Earnings Per Share (in Millions)                   78.9               78.0
                                               ==============     ==============


DILUTED EARNINGS PER COMMON SHARE
     Continuing operations                     $        2.44      $        1.51
     Discontinued operations                             .15                .01
                                               --------------     --------------
NET EARNINGS PER COMMON SHARE
     - ASSUMING DILUTION                       $        2.59      $        1.52
                                               ==============     ==============

Shares Used in Computing Diluted
     Earnings Per Share (in Millions)                   80.2               78.2
                                               ==============     ==============

                THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Millions of Dollars)

                                                    June 27,       December 31,
                                                        2004               2003
                                               --------------     --------------

ASSETS
Cash and cash equivalents                      $       526.1      $       308.2
Trade receivables                                      929.7              808.6
Inventories                                            836.2              709.9
Current assets of discontinued
     operations                                         64.6              160.2
Other current assets                                   204.0              216.1
                                               --------------     --------------
        TOTAL CURRENT ASSETS                         2,560.6            2,203.0
                                               --------------     --------------

PROPERTY, PLANT, AND EQUIPMENT                         615.4              660.2
GOODWILL                                               777.5              771.7
OTHER ASSETS                                           563.6              587.6
                                               --------------     --------------
                                               $     4,517.1      $     4,222.5
                                               ==============     ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                          $          .1      $          .1
Current maturities of long-term debt                      .4                 .4
Trade accounts payable                                 506.2              379.8
Current liabilities of discontinued
     operations                                         28.3               38.0
Other accrued liabilities                              834.3              893.8
                                               --------------     --------------
        TOTAL CURRENT LIABILITIES                    1,369.3            1,312.1
                                               --------------     --------------

LONG-TERM DEBT                                         900.1              915.6
DEFERRED INCOME TAXES                                  177.3              179.8
POSTRETIREMENT BENEFITS                                458.6              451.9
OTHER LONG-TERM LIABILITIES                            516.9              516.6
STOCKHOLDERS' EQUITY                                 1,094.9              846.5
                                               --------------     --------------
                                               $     4,517.1      $     4,222.5
                                               ==============     ==============

                THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
                              (Millions of Dollars)


                                                 Reportable Business Segments
                                        ----------------------------------------------
                                              Power     Hardware   Fastening               Currency       Corporate,
                                            Tools &       & Home  & Assembly            Translation     Adjustments,
Three Months Ended June 27, 2004        Accessories  Improvement     Systems     Total  Adjustments   & Eliminations  Consolidated
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers            $  876.3       $235.9      $152.0  $1,264.2       $ 33.4           $    -      $1,297.6
Segment profit (loss) (for Consoli-
     dated, operating income)                 124.9         41.6        21.9     188.4          3.3            (20.1)        171.6
Depreciation and amortization                  19.4          7.6         4.1      31.1           .8              2.2          34.1
Capital expenditures                           16.8          5.4         2.2      24.4           .5               .4          25.3

Three Months Ended June 29, 2003
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers            $  786.2       $166.0      $132.0  $1,084.2       $  5.9           $    -      $1,090.1
Segment profit (loss) (for Consoli-
     dated, operating income
     before restructuring and exit costs)      87.3         16.9        19.3     123.5          1.0            (14.2)        110.3
Depreciation and amortization                  20.2          6.7         4.0      30.9           .1              3.8          34.8
Capital expenditures                           15.7          5.1         3.1      23.9           .1               .3          24.3

Six Months Ended June 27, 2004
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers            $1,565.9       $ 456.3     $ 290.4 $2,312.6       $ 77.9           $    -      $2,390.5
Segment profit (loss) (for Consoli-
     dated, operating income)                 199.0          73.3        40.3    312.6          6.8            (40.1)        279.3
Depreciation and amortization                  38.7          15.2         8.3     62.2          2.0              5.0          69.2
Capital expenditures                           31.1           8.3         4.5     43.9          1.2               .6          45.7

Six Months Ended June 29, 2003
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers            $1,452.6       $ 312.2     $ 265.2 $2,030.0       $  (.7)          $    -      $2,029.3
Segment profit (loss) (for Consoli-
     dated, operating income
     before restructuring and exit costs)     146.8          29.9        38.6    215.3           .8            (33.5)        182.6
Depreciation and amortization                  40.3          13.5         7.8     61.6           .1              8.2          69.9
Capital expenditures                           30.9          12.4         6.6     49.9          (.1)              .5          50.3

     The reconciliation of segment profit to the Corporation's earnings from continuing operations before income taxes for each period, in millions of dollars, is as follows:

                                        Three Months Ended     Six Months Ended
--------------------------------------------------------------------------------
                                        June 27,  June 29,   June 27,  June 29,
                                            2004      2003       2004      2003
--------------------------------------------------------------------------------
Segment profit for total reportable
      business segments                   $188.4    $123.5     $312.6    $215.3
Items excluded from segment profit:
      Adjustment of budgeted foreign
        exchange rates to actual rates       3.3       1.0        6.8        .8
      Depreciation of Corporate property     (.3)      (.2)       (.7)      (.5)
      Adjustment to businesses' post-
        retirement benefit expenses
        booked in consolidation               .2       3.9         .3       7.7
      Other adjustments booked in
        consolidation directly related
        to reportable business segments     (3.4)     (1.2)      (5.5)    (10.0)
Amounts allocated to businesses in
      arriving at segment profit in
      excess of (less than) Corporate
      center operating expenses,
      eliminations, and other amounts
      identified above                     (16.6)    (16.7)     (34.2)    (30.7)
--------------------------------------------------------------------------------
      Operating income before
        restructuring and exit costs       171.6     110.3      279.3     182.6
Restructuring and exit costs                   -        .4          -        .6
--------------------------------------------------------------------------------
      Operating income                     171.6     109.9      279.3     182.0
Interest expense, net of interest income     4.5       7.7        9.7      19.8
Other expense                                 .2        .6        1.0       2.3
--------------------------------------------------------------------------------
      Earnings from continuing operations
         before income taxes              $166.9    $101.6     $268.6    $159.9
================================================================================

BASIS OF PRESENTATION:

     The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and electric lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of household products. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). On September 30, 2003, the Corporation acquired Baldwin Hardware Corporation and Weiser Lock Corporation. These acquired businesses are included in the Hardware and Home Improvement segment. The
Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

     In January 2004, the Corporation sold two components of its European security hardware business. The divested businesses and the remaining portion that is expected to be sold in 2004 are treated as discontinued operations in the Corporation's consolidated financial statements. Sales, segment profit, depreciation and amortization, and capital expenditures set forth in the preceding tables exclude the results of the discontinued operations.

     The Corporation assesses the performance of its reportable business segments based upon a number of factors, including segment profit. In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment's operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year's budgeted rates of exchange. The amounts included in the preceding tables under the captions "Reportable Business Segments" and "Corporate, Adjustments, & Eliminations" are reflected at the Corporation's budgeted rates of exchange for 2004. The amounts included in the preceding tables under the caption "Currency Translation Adjustments" represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

     Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes restructuring and exit costs. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

     To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses, as well as to exclude effects of changes in foreign currency exchange rates and of acquired businesses on sales. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

     This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Sales,  excluding  the  effects of foreign  currency  translation  and  acquired
--------------------------------------------------------------------------------
businesses:
----------

     As more fully described in this press release under the caption "Supplemental Information About Business Segments--Basis of Presentation", elements of segment profit, including sales, for units located outside of the United States are generally measured using the local currency as the functional currency. For these units, sales are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year's budgeted rates of exchange. Amounts included on the line entitled "Sales to unaffiliated customers" under the heading "Reportable Business Segments" in the first table under the caption "Supplemental Information About Business Segments" are reflected at the Corporation's budgeted rates of exchange for 2004. The reference in this press release to an 11% increase in sales, excluding the effects of foreign currency translation and acquired businesses, for the second quarter of 2004, compared to the corresponding period in 2003, is determined as follows (dollars in millions):

                                                       Three Months Ended
                                                    June 27,            June 29,
                                                        2004                2003
                                               --------------     --------------

    Sales                                       $    1,297.6       $    1,090.1
    Currency translation adjustment                    (33.4)              (5.9)
                                               -------------      --------------
    Sales as translated at budgeted
       rates of exchange                             1,264.2            1,084.2
    Sales of acquired businesses as
       translated at budgeted rates
       of exchange                                     (58.1)                 -
                                               --------------     --------------
    Sales excluding foreign currency
       and acquired businesses                  $    1,206.1       $    1,084.2
                                               ==============     ==============

Free cash flow for the three months ended June 27, 2004 and June 29, 2003:
-------------------------------------------------------------------------

     The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets (excluding proceeds from business sales), for the quarters ended June 27, 2004 and June 29, 2003, follows (dollars in millions):

                                                       Three Months Ended
                                                    June 27,           June 29,
                                                        2004               2003
                                               --------------     --------------
    Cash flow from operating activities        $       209.0      $       121.0
    Capital expenditures (including
       capital expenditures of
       discontinued operations)                        (25.7)             (25.2)
   Proceeds from disposals of assets                    14.7                4.7
                                               --------------     --------------
    Free cash flow                             $       198.0      $       100.5
                                               ==============     ==============


Hardware  and Home  Improvement  segment  sales,  excluding  the  effects of the
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acquired businesses:
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     This press release indicates that the Hardware and Home Improvement segment reported a 10% sales  increase  for the three  months  ended June 27,  2004,  as
compared  to  the  corresponding   period  in  the  prior  year,  excluding  the
acquisition of Baldwin and Weiser. The determination of the aforementioned growth in sales, excluding the acquisition of Baldwin and Weiser, is determined by deducting $52.8 million of sales of the acquired businesses that were recognized during the three-month period ended June 27, 2004.


Fastening  and Assembly  Systems  segment  sales,  excluding  the effects of the
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acquired business:
-----------------
     This press release indicates that the Fastening and Assembly Systems segment reported an 11% sales increase for the three months ended June 27, 2004, as compared to the corresponding period in the prior year, excluding the acquisition of MasterFix. The determination of the aforementioned growth in sales, excluding the acquisition of MasterFix, is determined by deducting $5.3 million of sales of the acquired business that were recognized during the three-month period ended June 27, 2004.